Exhibit 99.21

Reed Smith llp
1301 K Street, N.W.
Suite 1100 — East Tower
James P. Schulz	Washington, D.C. 20005-3373
Direct Phone: 202.414.9234	202.414.9200
Email: jschulz@reedsmith.com	Fax 202.414.9299
June 13, 2006
BY ELECTRONIC DELIVERY
Ms. Marlene H. Dortch
Secretary
Federal Communications Commission
445 12th Street, S.W.
Washington, DC 20554

Re:	Ex Parte Notice
WC Dkt. No. 06-106
Dear Ms. Dortch:
     On June 13, 2006, on behalf of Highland Capital Management, LP (“Highland”), the undersigned met with Emily Willeford, Advisor for International Issues and Deputy Chief of Staff, Office of Chairman Martin. The purpose of the meeting was to discuss Highland’s interest in the application for consent to the transfer of control of Mobile Satellite Ventures Subsidiary, LLC and MSV International, LLC filed by Motient Corporation and SkyTerra Communications, Inc.

Respectfully Submitted,

James P. Schulz
Judith L. Harris
JPS:em
NEW YORK w LONDON w LOS ANGELES w PARIS w SAN FRANCISCO w WASHINGTON, D.C. w PHILADELPHIA w PITTSBURGH w OAKLAND
MUNICH w PRINCETON w FALLS CHURCH w WILMINGTON w NEWARK w MIDLANDS, U.K. w CENTURY CITY w RICHMOND w LEESBURG
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